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                                  FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                CURRENT REPORT

                       Pursuant to Section 13 or 15(d)
                        of the Securities Act of 1934

     Date of Report (Date of earliest event reported)  September 30, 1997
                                                      --------------------




                   AMERICAN ENTERTAINMENT GROUP, INC.
        (Exact Name of Registrant as Specified in its Charter)





    COLORADO                     0-22174             83-0277375
    --------                     -------             ----------
    (State or Other              (Commission         IRS Employer
    Jurisdiction of              File Number)        Identification No.)
    Incorporation
    or Organization)





                         160 Bedford Road, Suite 306
                       Toronto, Ontario, Canada M5R 2K9
                       --------------------------------
               (Address of Principal Executive Offices, Zip Code)


                               (416) 920-1919
                               --------------
             (Registrant's telephone number, including area code)

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                               FORM 8-K
                            CURRENT REPORT
                   Pursuant to Section 13 or 15(d)
                    of the Securities Act of 1934

Item 1.  CHANGES IN CONTROL OF REGISTRANT.
         Not Applicable

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.
         See Item 5 below.

Item 3.  BANKRUPTCY OR RECEIVERSHIP.
         Not Applicable

Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.
         Not Applicable

Item 5.  OTHER EVENTS

         On August 29, 1997, the Registrant entered into a preliminary agreement with Tel.n.Form Interactive Communications Corp (Tel.n.Form) whereby the Registrant would acquire 100% of the issued and outstanding shares of Tel.n.Form in exchange for 200,000 common shares of the Registrant, valued at $10.00US per share, for a total acquisition price of $2,000,000US. The parties amended this preliminary agreement as of September 18, 1997 to change certain provisions. As amended, the Registrant would be required to pay the purchase price in 200,000 shares of its preferred stock at $10.00US per share. The preferred stock would have several characteristics. First it would be redeemable as to 110,000 shares upon obtaining approval of the Registrant's Chapter 11 Plan of Reorganization and contemporaneously with the advance of $1,100,000US as bridge financing pending completion of satisfactory financing in the sum of $5,000,000US. Secondly, as to the remaining 90,000 shares of preferred stock, it would be convertible into common shares at the option of the holder thereof at $2.50US per share for a period of 18 months from the date of the closing of the $5,000,000US financing, would pay cumulative dividends of 6% per annum before any distributions were made to common shareholders, would have a preference in the participation of net profits of the Registrant on the basis of 0.00055% per preferred share of such net profits (as defined) in addition to cumulative dividends, and would be callable by the Registrant, in whole or in part, at any time for a period of four years at a price of $12.00US per share. The closing of the transaction is still subject to the execution of a definitive agreement between the parties, appropriate due diligence of the parties, the obtaining of a "fairness" opinion to confirm the value of Tel.n.Form, the arrangement of suitable financing at the closing, approval of the transaction by Tel.n.Form shareholders, and appropriate regulatory compliance. The parties anticipate an escrowed closing of the transaction on or about October 15, 1997.

    Tel.n.Form comprises a group of companies in the business of using automation and computer technology to replace repetitive manual business in the automotive and hotel industries. Among these companies is Credit.Link, a service provided to car dealers that generates lead information obtained from the public and transmitted to such dealers nationwide.

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Item 6.  RESIGNATION OF REGISTRANT'S DIRECTORS.
         Not Applicable

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS. Not Applicable

Item 8.  CHANGE IN FISCAL YEAR.
         Not Applicable

Item 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.
         Not Applicable



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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                       AMERICAN ENTERTAINMENT GROUP, INC.



                                       By:  //Joel Wagman//
                                           -------------------------------
                                            Joel Wagman
                                            Chairman



Dated: September 30, 1997

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